UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT:  June 27, 2005

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO	31-0455440
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 221-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

In 2004, The Standard Register Company (the “Company”) initiated several restructuring actions as a part of a drive to reduce costs.  At the headquarters of the Company’s subsidiary, InSystems, workforce and leased office space was reduced.  InSystems had experienced significant declines in their revenues and margins in recent periods, and the Company elected to reduce costs and refocus attention on InSystems’ key product lines.

Late in the second quarter of 2005, InSystems trimmed its staffing by an additional ten  persons and elected to vacate and offer a portion of its headquarters facility for sublease.  In conjunction with these actions, the Company expects to incur a pretax restructuring charge of approximately $1.1 million in the second quarter of fiscal 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  July 15, 2005

/s/ Kathryn A. Lamme

By:       Kathryn A. Lamme

Vice President, General Counsel &

Secretary